Exhibit 4.1

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST
AND
TRUST AGREEMENT
OF
GRAYSCALE AVALANCHE TRUST (AVAX)

Dated as of February 2, 2026

By and Among

GRAYSCALE INVESTMENTS SPONSORS, LLC

CSC DELAWARE TRUST COMPANY

(formerly known as Delaware Trust Company)

and

THE SHAREHOLDERS

FROM TIME TO TIME HEREUNDER

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TABLE OF CONTENTS

i

GRAYSCALE AVALANCHE TRUST (AVAX)

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of GRAYSCALE AVALANCHE TRUST (AVAX) is made and entered into as of the 2nd day of February, 2026, by and among GRAYSCALE INVESTMENTS SPONSORS, LLC, a Delaware limited liability company, CSC DELAWARE TRUST COMPANY (f/k/a DELAWARE TRUST COMPANY), a Delaware corporation, as trustee, and the SHAREHOLDERS from time to time hereunder.

* * *

RECITALS

WHEREAS, Grayscale Investments, LLC (“GSI”), the former sponsor of the Trust, and the Trustee entered into the Declaration of Trust and Trust Agreement dated as of November 3, 2021, as amended by the Amended and Restated Declaration of Trust and Trust Agreement dated as of August 2, 2024 (as may be further amended from time to time, the “Existing Agreement”);

WHEREAS, on January 1, 2025, GSI consummated an internal corporate reorganization, pursuant to which GSI merged with and into Grayscale Operating, LLC (“GSO”), with GSO continuing as the surviving company (the “Merger”);

WHEREAS, as a result of the Merger, GSO succeeded by operation of law to all the rights, powers, privileges and franchises and became subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Existing Agreement, all as provided under the Delaware Limited Liability Company Act;

WHEREAS, on January 1, 2025, promptly following the effectiveness of the Merger, (i) GSO assigned the Existing Agreement to the Sponsor (as defined below) pursuant to an Assignment and Assumption Agreement, dated as of January 1, 2025, by and between GSO and the Sponsor, and (ii) GSO and the Sponsor executed a Certificate of Admission, pursuant to which the Sponsor was admitted as an additional sponsor of the Trust under the Existing Agreement;

WHEREAS, on January 3, 2025, GSO voluntarily withdrew as a sponsor of the Trust pursuant to the terms of the Existing Agreement, effective 120 days thereafter on May 3, 2025, leaving the Sponsor as the sole remaining sponsor of the Trust; and

WHEREAS, the Sponsor wishes to amend the Existing Agreement pursuant to Section 10.1 thereof, with such amendment to be effective on such date as designated by

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the Sponsor in its sole discretion following receipt of requisite consent from the Shareholders to amend one or more provisions of the Existing Agreement to the extent required thereby.

NOW, THEREFORE, pursuant to Section 10.1 of the Existing Agreement, the Trustee and the Sponsor hereby amend and restate the Existing Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Actual Exchange Rate” means, with respect to any particular asset, at any time, the price per single unit of such asset (determined net of any associated fees) at which the Trust is able to sell such asset for U.S. Dollars (or other applicable fiat currency) at such time to enable the Trust to timely pay any Additional Trust Expenses, through use of the Sponsor’s commercially reasonable efforts to obtain the highest such price.

“Additional Trust Expenses” has the meaning set forth in Section 6.8(b).

“Administrator” means any Person or Persons from time to time engaged by the Sponsor to assist in the administration of the Shares.

“Administrator Fee” means the fee payable to any Administrator for services it provides to the Trust, which the Sponsor shall pay as a Sponsor-paid Expense.

“Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Annual Report” means (i) the Trust’s most recent annual report prepared and publicly disseminated pursuant to the standards of any Secondary Market on which the Shares are then listed, quoted or traded or (ii) if the Shares are then registered under the Exchange Act, the Trust’s most recent annual report on Form 10-K prepared and filed in accordance with the rules and regulations of the SEC.

“APA Procedures” has the meaning assigned thereto in Section 3.3(a).

“Authorized Participant” means a Person that (i) is a registered broker-dealer, (ii) has entered into an Authorized Participant Agreement, and (iii) in the case of Authorized

Participants creating and redeeming Shares through In-Kind Orders, has access to an Authorized Participant Self-Administered Account.

“Authorized Participant Agreement” means an agreement among the Trust, the Sponsor, the Transfer Agent and an Authorized Participant, that provides the procedures for the creation and redemption of Baskets.

“Authorized Participant Self-Administered Account” means an AVAX wallet address known to the Custodian as belonging to such Authorized Participant or its designee.

“Avalanche Network” means (i) the online and permissionless end-user-to-end-user network hosting a public transaction ledger, known as a blockchain, that uses a proof-of-stake consensus mechanism to validate transactions and (ii) the source code comprising the basis for the cryptographic and algorithmic protocols governing the Avalanche Network.

“AVAX” means AVAX, a type of digital asset (within the meaning of Section 6045(g)(3)(D) of the Code) based on an open source cryptographic protocol existing on the Avalanche Network as determined by the Sponsor in accordance with Section 6.2(o), and the assets underlying the Trust’s Shares.

“AVAX Account” means collectively, the Vault Balance, the Settlement Balance and any subaccounts associated therewith.

“Basket” means a block of 100 Shares, or a number of Shares as may be described in the Memorandum from time to time.

“Basket Amount” means, on any Trade Date, the number of AVAX required as of such Trade Date for each Creation Basket or Redemption Basket, as determined by dividing (x) the number of AVAX owned by the Trust at 4:00 p.m., New York time, on such Trade Date, after deducting the number of AVAX representing the U.S. Dollar value of accrued but unpaid fees and expenses of the Trust (in the case of any such fee and expense other than the Sponsor’s Fee and the Sponsor’s Staking Fee, converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000, or such other number of Shares equal to a Basket on such Trade Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which national securities exchanges are permitted or required to close for business in New York, New York.

“Cash Orders” means orders for creations or redemptions of Shares other than through In-Kind Orders.

“Certificate of Trust” means the Certificate of Trust of the Trust, including all amendments thereto, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 251 Little Falls Drive, Wilmington, DE 19808.

“Covered Person” means the Sponsor and its Affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons.

“Creation Basket” means a Basket issued by the Trust upon the deposit of the Basket Amount with the Custodian.

“Creation Order” has the meaning assigned thereto in Section 3.3(a)(i).

“Creation Settlement Date” means, with respect to any Creation Order, the Business Day on which such Creation Order settles, as specified in the APA Procedures.

“CTA” has the meaning assigned thereto in Section 13.14.

“Custodian” means any Person or Persons from time to time engaged to provide custodial, security or related services (including, for the avoidance of doubt, prime brokerage services) to the Trust pursuant to authority delegated by the Sponsor.

“Custodian Fee” means the fee payable to any Custodian for the services it provides to the Trust, which the Sponsor shall pay as a Sponsor-paid Expense.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

“Distributor” means any Person or Persons from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Event of Withdrawal” has the meaning set forth in Section 12.1(a)(iv) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Agreement” has the meaning set forth in the recitals hereto.

“Expenses” has the meaning set forth in Section 2.4.

“FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury.

“Fiscal Year” has the meaning set forth in Article IX hereof.

“GAAP” means U.S. generally accepted accounting principles.

“GSI” means Grayscale Investments, LLC, the former sponsor of the Trust.

“GSO” means Grayscale Operating, LLC.

“In-Kind Orders” means orders for creations or redemptions in which an Authorized Participant or its designees will deliver AVAX from, or receive AVAX in, an Authorized Participant Self-Administered Account.

“Incidental Rights” means the rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of AVAX and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust.

“Indemnified Persons” has the meaning assigned to such term in Section 2.4.

“Index Price” has the meaning ascribed to such term in the Trust’s filings with the SEC.

“IR Virtual Currency” means any virtual currency or other asset or right acquired by the Trust through the exercise (subject to Section 1.5(c) and Section 6.4) of any Incidental Right.

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Liquidating Trustee” has the meaning assigned thereto in Section 12.2.

“Liquidity Provider” means an entity eligible to facilitate the purchase and sale of AVAX in connection with creations or redemptions pursuant to Cash Orders.

“Liquidity Provider Account” means, with respect to any Liquidity Provider, an AVAX wallet address known to the Custodian as belonging to such Liquidity Provider.

“Marketing Agent” means any Person or Persons from time to time engaged to provide marketing services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Marketing Fee” means the fee payable to any Marketing Agent for services it provides to the Trust, which the Sponsor shall pay as a Sponsor-paid Expense.

“Merger” has the meaning set forth in the recitals hereto.

“Memorandum” means (i) the Confidential Private Placement Memorandum of the Trust, as the same may, at any time and from time to time, be amended or supplemented, or (ii) if the Shares are registered under the Exchange Act, the most recent of (x) any prospectus of the Trust that has been filed with the SEC as a part of the Registration Statement and (y) any report filed by the Trust with the SEC under the Exchange Act that states that it is to be treated as the Memorandum for general purposes or any specific purpose.

“Native Staking Consideration” means any Staking Consideration in the form of AVAX.

“NAV” means, at any time, the aggregate value, expressed in U.S. Dollars, of the Trust’s assets (other than U.S. Dollars or other fiat currency), less its liabilities (which include estimated accrued but unpaid fees and expenses), calculated in accordance with Section 8.4.

“NAV Fee Basis Amount” has the meaning assigned thereto in Section 8.4.

“Other Staking Consideration” means any Staking Consideration other than AVAX.

“Percentage Interest” means, with respect to any Shareholder at any time, a fraction, the numerator of which is the number of Shares held by such Shareholder and the denominator of which is the total number of Shares outstanding, in each case as of 4:00 p.m., New York time, on the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Purchase Agreement” means an agreement among the Trust, the Sponsor and any Shareholder through which the Shareholder agrees to transfer AVAX to the AVAX Account in exchange for the creation and issuance of Shares.

“Quarterly Report” means (i) the Trust’s most recent quarterly report prepared and publicly disseminated pursuant to the standards of any Secondary Market on which the Shares are then listed, quoted or traded or (ii) if the Shares are then registered under the Exchange Act, the Trust’s most recent quarterly report on Form 10-Q prepared and filed in accordance with the rules and regulations of the SEC.

“Redemption Basket” means a Basket redeemed by the Trust in exchange for AVAX in an amount equal to the Basket Amount.

“Redemption Order” has the meaning assigned thereto in Section 5.2(a).

“Redemption Settlement Date” means, with respect to any Redemption Order, the Business Day on which such Redemption Order settles, as specified in the APA Procedures.

“Rules” has the meaning assigned thereto in Section 13.3.

“SEC” means the Securities and Exchange Commission.

“Secondary Market” means any marketplace or other alternative trading system, as determined by the Sponsor, on which the Shares may then be listed, quoted or traded, including but not limited to, the OTCQX tier of the OTC Markets Group Inc. and NYSE Arca, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Balance” means the one or more omnibus accounts maintained by the Custodian and in which a portion of the Trust’s AVAX may be stored from time to time.

“Shareholder” means any Person that owns Shares.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust.

“Sponsor” means Grayscale Investments Sponsors, LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Sponsor-paid Expense” and “Sponsor-paid Expenses” have the meaning set forth in Section 6.8(a)(vi).

“Sponsor’s Fee” has the meaning set forth in Section 6.8(a)(i).

“Sponsor’s Staking Fee” has the meaning set forth in Section 6.8(a)(vii).

“Staking” means (i) using, or permitting to be used, through the Custodian (including, for the avoidance of doubt, through the Custodian’s delegation of rights, on the Trust’s behalf, to a vetted third party unrelated to the Trust or the Sponsor (each, a “Staking Provider”) with respect to any portion of the Trust’s AVAX, by making any portion of the Trust’s AVAX available to such third party or by entering into any similar arrangement with such third party), any portion of the Trust’s AVAX in a permissionless proof-of-stake protocol in a manner that (w) for so long as the Avalanche Network's native proof-of-stake protocol provides for a range of fixed staking duration periods during which staked AVAX is locked up, requires the Trust’s AVAX to be staked for a period of time equal to the minimum duration that is both (A) permitted by the Avalanche Network’s native proof-of-stake protocol and (B) supported by Staking Provider(s) at the volume levels required by Section 1.5(b) (the “Minimum Duration”) (and, for the avoidance of doubt, re-staked thereafter for the then-current Minimum Duration, unless an exception contemplated by this Agreement applies), (x) permits the Trust to retain ownership of its AVAX at all times for U.S. federal income tax purposes, (y) protects and conserves the Trust Estate by mitigating the risk that another party or group could control a majority of the AVAX staked to the Avalanche Network and engage in transactions that could reduce the value of the Trust Estate and (z) is consistent with the requirements set forth in Section 6.02(6) and Section 6.02(7) of IRS Revenue Procedure 2025-31, (ii) accepting only Native Staking

Consideration and treating all such Native Staking Consideration consistently, and (iii) any financing arrangement or other mechanism utilized by the Sponsor, on behalf of the Trust, in connection with Redemption Orders to manage AVAX liquidity constraints arising from activities described in the preceding clauses (each, a “Liquidity Management Solution”). For the avoidance of doubt, (i) the mere act of transferring units of virtual currency on a peer-to-peer virtual currency network that utilizes a proof-of-stake protocol shall not be considered to be “Staking” and (ii) “Staking” shall include any related activity contemplated by a Tax Ruling, an opinion or Tax Guidance, in each case, described in the definition of Staking Condition (and, in the case of a Tax Ruling, that is described in the private letter ruling request (as supplemented from time to time) submitted to the U.S. Internal Revenue Service in connection therewith).

“Staking Condition” means, with respect to a particular form of Staking, the condition that (i) (x) engaging in such form of Staking should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (y) the Trust shall have received (1) a written opinion from a Tax Advisor or (2) a Tax Ruling, in each case, to that effect or (ii) such form of Staking is confirmed in Tax Guidance to be a permissible undertaking by a grantor trust.

“Staking Consideration” means any consideration of any kind whatsoever, including, but not limited to, any staking reward paid in fiat currency or paid in kind, in exchange for using, or permitting to be used, any portion of the Trust Estate as described in clause (i) of the definition of “Staking.”

“Tax Advisor” means an independent law firm that is recognized as being an expert in tax matters.

“Tax Guidance” means any tax guidance that is issued by the U.S. Internal Revenue Service or the U.S. Department of the Treasury and on which taxpayers may rely.

“Tax Ruling” means a binding ruling issued by the U.S. Internal Revenue Service.

“Total Basket Amount” means, with respect to any Creation Order or Redemption Order, the applicable Basket Amount multiplied by the number of Creation Baskets or Redemption Baskets, as specified in the applicable Creation Order or Redemption Order.

“Trade Date” means, for any Creation Order or Redemption Order, the Business Day on which the Total Basket Amount with respect to such Creation Order or Redemption Order is determined in accordance with the APA Procedures.

“Transfer Agent” means any Person or Persons from time to time engaged to provide transfer agent services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means Grayscale Avalanche Trust (AVAX), a Delaware statutory trust formed pursuant to the Certificate of Trust, the affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

“Trust Counsel” has the meaning set forth in Section 13.3.

“Trustee” means CSC Delaware Trust Company, its successors and assigns, or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, without duplication, (i) all the AVAX in the Trust’s accounts, including the AVAX Account, (ii) all Incidental Rights held by the Trust, (iii) if permissible under Section 1.5(c) and Section 6.4, all IR Virtual Currency in the Trust’s accounts, (iv) all proceeds from the sale of AVAX, Incidental Rights and IR Virtual Currency pending use of such cash for payment of Additional Trust Expenses or distribution to the Shareholders and (v) any rights of the Trust pursuant to any agreements, other than this Trust Agreement, to which the Trust is a party.

“Trust Expense” has the meaning set forth in Section 2.3.

“U.S.” means United States.

“U.S. Dollar” means United States dollars.

“Uplisted Period” means any period during which the Shares of the Trust are listed and traded on a national securities exchange.

“Vault Balance” means one or more segregated custody accounts of the Trust maintained by the Custodian to store private keys, which (i) allow for the transfer of ownership or control of the Trust’s AVAX on the Trust’s behalf, (ii) are accessible solely by the Custodian acting on the Trust’s behalf and (iii) permit the Trust to retain ownership of the Trust’s AVAX at all times for U.S. federal income tax purposes.

SECTION 1.2 Name. The name of the Trust is “Grayscale Avalanche Trust (AVAX)” in which name the Trustee and the Sponsor shall cause the Trust to carry out its purposes as set forth in Section 1.5, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

SECTION 1.3 Delaware Trustee; Offices.

(a) The sole Trustee of the Trust is CSC Delaware Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.

In the event CSC Delaware Trust Company resigns or is removed as the Trustee, the trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 2.1.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. Initially, the principal office of the Trust shall be at c/o Grayscale Investments Sponsors, LLC, 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902.

SECTION 1.4 Declaration of Trust. The Trust Estate shall be held in trust for the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust that is treated as a grantor trust for U.S. federal income tax purposes and for purposes of applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5 Purposes and Powers. The purposes of the Trust shall be to (i) accept AVAX for subscriptions of Shares in accordance with Article III hereof or accept cash (to be used to purchase AVAX) for subscriptions of Shares in accordance with Section 13.13 hereof, to hold (x) AVAX, (y) Incidental Rights and (z) if permissible under Section 1.5 and Section 6.4, IR Virtual Currency, to distribute AVAX (or cash from the sale of AVAX) upon redemptions of Shares in accordance with Article V hereof (if authorized in accordance with Section 5.1 hereof) (it being understood that the Trust shall not create or redeem Shares at any time that it holds Incidental Rights, IR Virtual Currency or cash from the sale of AVAX, Incidental Rights or IR Virtual Currency), (ii) paying Additional Trust Expenses, the Sponsor’s Fee and the Sponsor’s Staking Fee, (iii) selling AVAX for cash (x) to pay Additional Trust Expenses, the Sponsor’s Fee and the Sponsor’s Staking Fee in accordance with Section 6.8 hereof, (y) to make cash redemptions of Shares (if authorized in accordance with Section 5.1 hereof) or (z) in connection with the Trust’s liquidation, (iv) engage in any form of Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied with respect thereto, and (v) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing. For the avoidance of doubt, such activities include any lawful action necessary or desirable in connection with Staking (provided that the Staking Condition has been met with respect thereto) or the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, except if such action would be prohibited by Section 1.5(c) or any other provision of this Trust Agreement. The Trust shall not engage in any business activity and shall not acquire or own any assets other than (i) AVAX, (ii) Incidental Rights, (iii) if permissible under Section 1.5 and Section 6.4, (x) IR Virtual

Currency or (y) assets incident to Staking, and (iv) cash from the sale of any of the foregoing or take any of the actions set forth in Section 6.4. The Trust shall have all of the powers specified in Section 3.1 hereof as powers which may be exercised by a Sponsor on behalf of the Trust under this Trust Agreement.

(a) If the Staking Condition has been satisfied with respect to a particular form of Staking, the Trust shall engage in Staking with respect to all of the Trust’s AVAX at all times, except (i) as necessary to pay the Sponsor’s Fee and the Sponsor’s Staking Fee, (ii) as necessary to pay any Additional Trust Expenses, (iii) as necessary to satisfy existing and reasonably foreseen potential redemption requests (assuming the Trust is then permitted to operate an ongoing redemption program) as determined by the Sponsor, (iv) as necessary to reduce the AVAX obtained by the Trust as Native Staking Consideration to cash for distribution at regular intervals, (v) as necessary to reduce the AVAX obtained by the Trust as Native Staking Consideration to cash in connection with the Trust’s liquidation, (vi) as necessary to take protective actions in respect of vulnerabilities in the source code or cryptography underlying the Avalanche Network and/or its proof-of-stake protocol, its staking smart contracts or its validator client software, (vii) if the Custodian discontinues its arrangements with the Trust and such discontinuance affects the Trust’s AVAX, for so long as is reasonably necessary to re-establish those arrangements or to establish similar arrangements with other parties, (viii) if the Custodian discontinues its arrangements with the Staking Provider and such discontinuance affects the Trust’s AVAX, for so long as is reasonably necessary to re-establish those arrangements or to establish similar arrangements with other parties (ix) in the event of a change in applicable law or regulation, (x) during any Uplisted Period, as necessary to maintain a “liquidity reserve” within the meaning of Section 6.02(9) of IRS Revenue Procedure 2025-31, (xi) during any Uplisted Period, as necessary pursuant to a “contingent liquidity arrangement” within the meaning of Section 6.02(12) of IRS Revenue Procedure 2025-31 or (xii) in accordance with any other exception that is expressly contemplated by an opinion, a ruling or Tax Guidance that satisfies the Staking Condition. During the portion of any Uplisted Period during which the Staking Condition has been satisfied with respect to a particular form of Staking, the Trust shall (i) establish written liquidity policies and procedures that comply with the rules of the national securities exchange on which the Trust’s Shares are listed and traded (a “Staking Policy”), (ii) comply fully with the regulations and rules of the SEC, including the requirements set forth in the SEC’s “Statement on Certain Staking Activities” issued on May 29, 2025, (iii) maintain any “liquidity reserve” in respect of the Trust’s AVAX in compliance with the Trust’s Staking Policy and in a manner that is consistent with the requirements set forth in Section 6.02(9) of IRS Revenue Procedure 2025-31 and (iv) enter into “contingent liquidity arrangements” only if in compliance with the Trust’s Staking Policy and in a manner that is consistent with the requirements set forth in Section 6.02(12) of IRS Revenue Procedure 2025-31.

(b) Subject to the provisions of this Section 1.5(c), the Trust shall not take any action that could cause the Trust to be treated other than as a grantor trust for U.S. federal income tax purposes. Without limiting the generality of the foregoing, no other provision in this Trust Agreement (including, for the avoidance of doubt, Section 1.5(a)) shall be construed to give the Trustee or the Sponsor the power to vary the investment of the Shareholders within the meaning of Section 301.7701-4(c) or similar provisions of the Treasury Regulations, nor shall the Trustee or the Sponsor take any action that would vary the investment of the Shareholders. Notwithstanding the foregoing, by the purchase and acceptance or other lawful delivery, acceptance or holding of the Shares, the Shareholders shall be deemed to have acknowledged and agreed that any form of Staking for which the Staking Condition has been satisfied shall be permitted under this Section 1.5 and Section 6.4(p).

SECTION 1.6 Tax Treatment. Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a grantor trust which holds the Trust Estate, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with clause (i) of this Section 1.6 and with the classification of the Trust as a grantor trust, unless required otherwise by a final “determination” within the meaning of Section 1313(a) of the Code, and (iii) agrees to use reasonable efforts to notify the Sponsor promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a grantor trust.

SECTION 1.7 Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that if applicable law in any jurisdiction requires legal title to any portion of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to such portion of the Trust Estate to be held by or in the name of the Sponsor or any other Person (other than a Shareholder) as nominee.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation; Removal.

(a) CSC Delaware Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Sponsor. The Trustee shall serve until such time as the Trust is terminated or if the Sponsor removes the Trustee or the Trustee resigns. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware and shall at all times satisfy the requirements of Section 3807(a) of the Delaware Trust Statute and be authorized to exercise corporate trust powers under the laws of Delaware, having a combined capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Article II the combined capital, surplus and undivided profits of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Section 2.1, the Trustee shall resign promptly in the manner and with the effect specified in this Article II. The Trustee may have normal banking and trust relationships with the Sponsor and their respective Affiliates; provided that none of (i) the Sponsor, (ii) any Person involved in the organization or operation of the Sponsor or the Trust or (iii) any Affiliate of any of them may be the Trustee hereunder. The Trust shall have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) The Trustee is permitted to resign upon at least one hundred and eighty (180) days’ notice to the Sponsor upon which date such resignation shall be effective.

(c) If at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Trust Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and the successor trustee. The Sponsor may at any time, upon sixty (60) days’ prior notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Sponsor or its attorney-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor so appointed.

SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in this Trust Agreement. For the avoidance of doubt, the duties of the Trustee will in no event be deemed to include any duties related to Staking or the making of investment or discretionary decisions. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor, as a Sponsor-paid Expense, reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor on behalf of the Trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel, any experts and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder (together, the “Trust Expenses”). To the extent that the Sponsor fails to pay the Trust Expenses, the Trust will be responsible for such Trust Expenses. Though it is not intended that the Trustee will receive or handle Trust funds in the ordinary course, to the extent that the Trustee does receive such funds the following shall provide notice and authorization that the Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

SECTION 2.4 Indemnification.

(a) The Trust hereby agrees to be primary obligor and shall indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights hereunder), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

(b) As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Sponsor or any other Shareholder. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of this Trust Agreement.

SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. The successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, to the fullest extent permitted by law without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, CSC Delaware Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against CSC Delaware Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own fraud, gross negligence, bad faith or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value or validity of the Trust Estate;

(b) The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement or in any document issued or delivered in connection with the sale or transfer of the Shares;

(c) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(d) The Trustee shall not have any liability for the acts or omissions of the Sponsor, the Custodian or their respective delegates;

(e) The Trustee shall have no duty or obligation to supervise the performance of any obligations of the Sponsor, the Custodian or their respective delegates or any Authorized Participant;

(f) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(g) Under no circumstances shall the Trustee be liable for any obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has offered to CSC Delaware Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Delaware Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(i) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the actions of the Trustee contemplated by this Trust Agreement;

(j) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, the Trustee, acting under this Trust Agreement, shall not be liable to the Trust, the Shareholders or any other Person for its good faith reliance on the provisions of this Trust Agreement, and the provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee; and

(k) The Trustee shall not be liable for punitive, exemplary, consequential or similar damages for a breach of the Trust Agreement under any circumstances.

SECTION 2.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting or not acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to, or contained in, any such document; provided, however, that the Trustee shall have examined any certificates and opinions so as to reasonably determine compliance of such certificates and opinions with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that such resolution is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed in this Trust Agreement, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or any other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article II shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate. Notwithstanding any other provision of this Trust Agreement, all payments to the Trustee, including fees, expenses and any amounts paid in connection with indemnification of the Trustee in accordance with the terms of this Trust Agreement will be payable only in U.S. Dollars.

ARTICLE III

SHARES; CREATIONS AND ISSUANCE OF CREATION BASKETS

SECTION 3.1 General. The Sponsor shall have the power and authority, without action or approval by the Shareholders, to cause the Trust to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to one one-hundred-millionth of one AVAX (i.e., carried to the eighth decimal place). From time to time, the Sponsor may cause the Trust to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust Estate, or in any way affecting the rights, of the Shareholders, without action or approval by the Shareholders. The Trust shall issue Shares solely in exchange for contributions of AVAX (or for no consideration if pursuant to a Share distribution or split-up). All Shares when so issued shall be fully paid and non-assessable. Subject to the limitations upon, and requirements for, the issuance of Creation Baskets stated herein and in the APA Procedures (as defined below), the number of Creation Baskets that may be issued by the Trust is unlimited. Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Offer of Shares; Procedures for Creation and Issuance of Creation Baskets to Persons Other than Authorized Participants.

On any Business Day, the Trust may create and issue Creation Baskets to any Person that has signed a Purchase Agreement with the Trust upon a transfer of the Total Basket Amount into the Trust’s AVAX Account; provided that the Trust shall create and issue Creation Baskets only if the Sponsor has determined in good faith that such creation and issuance does not conflict with the other terms of this Trust Agreement or with applicable law.

SECTION 3.3 Offer of Shares; Procedures for Creation and Issuance of Creation Baskets to Authorized Participants.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in the exhibits, annexes, attachments and procedures, as applicable, to each Authorized Participant Agreement (the “APA Procedures”), which may be amended from time to time in accordance with the provisions of the relevant Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to the creation and issuance of Creation Baskets to Authorized Participants, subject to Section 3.3(b).

(i) On any Business Day, an Authorized Participant may place an order for one or more Creation Baskets (each, a “Creation Order”) in the manner provided in the APA Procedures.

(ii) The Sponsor or its delegate shall process Creation Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect and only in accordance with the APA Procedures. The Sponsor or its delegate shall maintain and make available at the Trust’s principal offices during normal business hours a current list of the Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall create and issue Creation Baskets only upon deposit with the Custodian on the applicable Creation Settlement Date of the applicable Total Basket Amount by the relevant Authorized Participant or Liquidity Provider, as applicable.

(iv) The Sponsor or its delegate has final determination of all questions as to the calculation of the Total Basket Amount at any time.

(v) Deposits of AVAX other than those received from an Authorized Participant Self-Administered Account or a Liquidity Provider Account shall be rejected. The expense and risk of delivery, ownership and safekeeping of AVAX, until such AVAX have been received and not rejected by the Trust, shall be borne solely by the Authorized Participant or a Liquidity Provider, as applicable.

(vi) Upon the Custodian’s receipt of the Total Basket Amount, the Sponsor or its delegate shall (A) if the Total Basket Amount is received into the Settlement Balance, direct the Custodian to transfer the Total Basket Amount to the Vault Balance, (B) direct the Transfer Agent to credit to the Authorized Participant’s account the number of Creation Baskets ordered by the Authorized Participant and (C) compensate the Liquidity Provider pursuant to the APA Procedures.

(vii) The Custodian may accept delivery of AVAX by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust.

(b) Rejection or Suspension. The Sponsor or its delegate shall reject a Creation Order if the Creation Order is not in proper form as described in the relevant Authorized Participant Agreement or if the fulfillment of the Creation Order, in the opinion of its counsel, might be unlawful. The issuance of Creation Baskets may be suspended by the Sponsor generally, or refused with respect to a particular Creation Order, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Creation Orders or for any other reason at any time or from time to time. None of the Sponsor, its delegates or the Custodian shall be liable for the suspension or rejection of any Creation Order.

(c) Conflict. In the event of any conflict between the procedures described in this Section 3.3 and the APA Procedures, the APA Procedures shall control.

(d) Successor Custodian. If a successor to the Custodian shall be employed, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.3.

SECTION 3.4 Book-Entry System.

(a) Shares shall be held in book-entry form by the Transfer Agent. The Sponsor or its delegate shall direct the Transfer Agent to (i) credit or debit the number of Creation Baskets or Redemption Baskets to the account of the applicable Shareholder and (ii) issue or cancel Creation Baskets or Redemption Baskets, as applicable, at the direction of the Sponsor or its delegate.

(b) The Sponsor or its delegate may cause the Trust to issue Shares in certificated form in its sole discretion.

SECTION 3.5 Assets of the Trust. The Trust Estate shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and shall be so recorded upon the books of account of the Trust.

Liabilities of the Trust. The Trust Estate shall be charged with the liabilities of the Trust and with all expenses, costs, charges and reserves attributable to the Trust. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

SECTION 3.6 Distributions.

(a) The Trust may make distributions on Shares in cash or pursuant to Section 7.5.

(b) Distributions on Shares, if any, may be made with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Shareholders, from the Trust Estate, after providing for actual and accrued liabilities. All distributions on Shares shall be made pro rata to the Shareholders in proportion to their respective Percentage Interests at the date and time of record established for such distribution.

(c) If the Trust sells AVAX, Incidental Rights and/or IR Virtual Currency in order to pay Additional Trust Expenses, then any cash remaining from these sales after the payment of any Additional Trust Expenses shall promptly be distributed to the Shareholders.

SECTION 3.7 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon its Percentage Interest at such time.

SECTION 3.8 Equality. All Shares shall represent an equal proportionate beneficial interest in the Trust Estate subject to the liabilities of the Trust, and each Share’s interest in the Trust Estate shall be equal to each other Share.

ARTICLE IV

TRANSFERS OF SHARES

SECTION 4.1 General Prohibition. A Shareholder may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of its Shares or any part of its right, title and interest in the Trust Estate except as permitted in this Article IV and any act in violation of this Article IV shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor.

SECTION 4.2 Restricted Securities.

Except for Shares transferred in a transaction registered under the Securities Act, the Shares are “restricted securities” that cannot be resold, pledged or otherwise transferred without registration under the Securities Act and state securities laws or exemption therefrom and may not be resold, pledged or otherwise transferred without the prior written consent of the Sponsor, which it may withhold in its sole discretion for any reason or for no reason. The Sponsor may provide any such written consent in the Memorandum or any document issued or delivered in connection with the sale or transfer of Shares, including any filings with the SEC.

SECTION 4.3 Transfer of Shares Generally.

Shares shall be transferable on the books of account for the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Sponsor or the Transfer Agent or similar agent of a duly executed instrument of transfer and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor, the transfer shall be recorded on the books of account for the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Sponsor nor the Trust, nor the Transfer Agent or any similar agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

ARTICLE V

REDEMPTIONS

SECTION 5.1 Availability of Redemption Program.

The Trust may, in the sole discretion of the Sponsor, offer a redemption program for the Shares. Any redemption program for the Shares may be suspended or discontinued at any time, in the sole discretion of the Sponsor. Any redemption authorized by the Sponsor shall be subject to the provisions of this Article V.

SECTION 5.2 Redemption of Redemption Baskets.

(a) General. During any time at which the Sponsor has authorized a redemption program, the following procedures, as supplemented by the APA Procedures, which may be amended from time to time in accordance with the provisions of the Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to the redemption of Redemption Baskets, subject to Section 5.2(b).

(i) On any Business Day, an Authorized Participant may place an order to redeem Redemption Baskets (each, a “Redemption Order”) in the manner provided in the APA Procedures.

(ii) The Sponsor or its delegates shall process Redemption Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall redeem Redemption Baskets only upon deposit with the Transfer Agent on the Redemption Settlement Date of the total number of Baskets indicated in the Authorized Participant’s Redemption Order.

(iv) Upon receipt of the total number of Baskets indicated in the Authorized Participant’s Redemption Order, the Sponsor or its delegate shall instruct the Transfer Agent to cancel the Shares in the Baskets so redeemed. The Sponsor or its delegate shall also instruct the Custodian to deposit into the Authorized Participant Self-Administered Account or the Liquidity Provider Account, as applicable, a number of AVAX equal to the Total Basket Amount.

(v) The Sponsor or its delegate has final determination of all questions as to the determination of the Total Basket Amount at any time.

(vi) The Total Basket Amount shall be delivered only to an Authorized Participant Self-Administered Account or a Liquidity Provider Account.

(vii) The Total Basket Amount shall be subject to the deduction of any applicable tax or other governmental charges that may be due.

(b) Rejection or Suspension. The Sponsor or its delegate shall reject a Redemption Order if the Redemption Order is not in proper form as described in the relevant Authorized Participant Agreement or if the fulfillment of the Redemption Order, in the opinion of its counsel, might be unlawful. The redemption of Baskets may be suspended by the Sponsor generally, or refused with respect to a particular Redemption Order, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. None of the Sponsor, its delegates or the Custodian shall be liable for the suspension or rejection of any Redemption Order.

(c) Conflict. In the event of any conflict between the procedures described in this Section 5.2 and the APA Procedures, the APA Procedures shall control.

SECTION 5.3 Other Redemption Procedures. The Sponsor or its delegates from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Shares in lot sizes smaller than the Redemption Basket and permitting the redemption distribution to be delivered in a manner other than that specified in Section 5.2.

ARTICLE VI

THE SPONSOR

SECTION 6.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor in accordance with this Trust Agreement. The Sponsor may delegate, as provided herein, the duty and authority to manage the affairs of the Trust. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor, but subject, for the avoidance of doubt, to the restrictions, prohibitions and limitations expressly set forth in Section SECTION 1.5, Section SECTION 6.4(p) and otherwise in this Trust Agreement. The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power.

SECTION 6.2 Authority of Sponsor. In addition to, and not in limitation of, any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes of the Trust, which powers and rights shall include, without limitation, the following:

(a) To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, and to do and perform all such acts as may be in furtherance of the Trust’s purposes, or necessary or appropriate for the offer and sale of the Shares, including, but not limited to, causing the Trust to enter into (i) contracts or agreements with the Sponsor or an Affiliate, provided that any such contract or agreement does not conflict with the provisions of Section SECTION 1.5(a) of this Trust Agreement, SECTION 6.4 of this Trust Agreement or clause (ii) of this Section SECTION 6.2(a) and (ii) contracts with third parties for various services, it being understood that any document or instrument executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor, provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon one hundred twenty (120) days’ prior written notice by the Trust;

(b) To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation of any confidential private placement memoranda, prospectuses, registration statements and supplements and amendments thereto and any filings of the Trust with the SEC;

(e) To make or authorize the making of distributions to the Shareholders and expenses of the Trust out of the Trust Estate;

(f) To cause the Trust to appoint an agent to act on behalf of the Shareholders pursuant to Section 7.5;

(g) To prepare, or cause to be prepared, and file, or cause to be filed, an application to register any Shares under the Securities Act and/or the Exchange Act and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such registration;

(h) To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be listed, quoted or traded on any Secondary Market and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing, quotation or trading;

(i) To appoint one or more Custodians or other security vendors, including itself or an Affiliate, to provide for custodial or non-custodial security services, or to determine not to appoint any Custodian or other security vendors, and to otherwise take any action with respect to the Custodian or other security vendors to safeguard the Trust Estate;

(j) In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

(k) To delegate those of its duties hereunder as it shall determine from time to time to one or more Distributors, and add any additional service providers, if needed and as applicable;

(l) To engage in Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied;

(m) If the Staking Condition has been satisfied with respect to such activity, to execute any Liquidity Management Solutions;

(n) To perform such other services as the Sponsor believes that the Trust may from time to time require;

(o) To determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Avalanche Network, is generally accepted as AVAX and should therefore be considered “AVAX” for the Trust’s purposes, which the Sponsor will determine based on a variety of then relevant factors, including (but not limited to) the following: (i) the Sponsor’s beliefs regarding expectations of the core developers of the Avalanche Network, users, services businesses, miners and other constituencies and (ii) the actual, continued development, acceptance, mining power and community engagement; provided that the Sponsor shall not make a determination that would conflict with Section 1.5(c) or Section 6.4(p) of this Trust Agreement; and

(p) In general, but subject to Section 1.5 and Section 6.4 of this Trust Agreement, to do everything necessary, suitable or proper for the accomplishment of any purpose or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes or powers.

SECTION 6.3 Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to carry out the purposes of the Trust, as set forth in Section 1.5, for the benefit of the Shareholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its affairs in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Sponsor and, as necessary, the Trust;

(e) Select and enter into agreements with the Trustee and any other service provider to the Trust;

(f) Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes under Subpart E, Part I of Subchapter J of the Code;

(g) Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’s immediate possession or control;

(i) Not employ or permit others to employ the Trust Estate in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Sponsor;

(j) At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

(k) Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(l) Receive directly or through its delegates from Authorized Participants and process properly submitted Creation Orders, as described in Section 3.3(a);

(m) Receive directly or through its delegates from Authorized Participants and process properly submitted Redemption Orders (if authorized), as described in Section 5.2(a), or as may from time to time be permitted by Section 5.3;

(n) Interact with the Custodian and any other party as required;

(o) If the Shares are listed, quoted or traded on any Secondary Market, cause the Trust to comply with all rules, orders and regulations of such Secondary Market to which the Trust is subject as a result of the listing, quotation or trading of the Shares on such Secondary Market, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on such Secondary Market until the Trust is terminated or the Shares are no longer listed, quoted or traded on such Secondary Market;

(p) If the Shares are transferred in a transaction registered under the Securities Act or registered under the Exchange Act, cause the Trust to comply with all rules, orders and regulations of the SEC and take all such other actions as may reasonably be taken and are necessary for the Shares to remain registered under the Exchange Act until the Trust is terminated or the Shares are no longer registered under the Exchange Act; and

(q) Take all actions to prepare and, to the extent required by this Trust Agreement or by law, mail to Shareholders any reports, press releases or statements, financial or otherwise, that the Sponsor determines are required to be provided to Shareholders by applicable law or governmental regulation or the requirements of any Secondary Market on which the Shares are listed, quoted or traded or, if any Shares are transferred in a transaction registered under the Securities Act or registered under the Exchange Act, the SEC, as applicable.

The foregoing clauses of Section 6.2 and Section 6.3 shall be construed as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

SECTION 6.4 General Prohibitions. The Trust shall not, and the Sponsor shall not have the power to cause the Trust to:

(a) Receive any property other than AVAX upon the issuance of Shares;

(b) Hold any property other than (i) AVAX, Incidental Rights and IR Virtual Currency, or (ii) cash from the sale of AVAX, Incidental Rights or IR Virtual Currency;

(c) Hold any IR Virtual Currency, except to the extent that (i) (x) holding IR Virtual Currency should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (y) the Trust shall have received (1) a written opinion from a Tax Advisor or (2) a Tax Ruling, in each case, to that effect or (ii) that holding IR Virtual Currency is confirmed in Tax Guidance to be a permissible undertaking by a grantor trust;

(d) Accept or hold any Other Staking Consideration;

(e) Hold any cash from the sale of AVAX, Incidental Rights or IR Virtual Currency for more than thirty (30) Business Days prior to using such cash to pay Additional Trust Expenses, or to fund the redemption of Redemption Baskets, and distributing any remaining cash to the Shareholders;

(f) If the redemption of Shares is not authorized pursuant to Section 5.1, redeem any Shares other than upon the dissolution of the Trust;

(g) If the redemption of Shares is authorized pursuant to Section 5.1, redeem the Shares other than (i) to satisfy a Redemption Order from an Authorized Participant, (ii) as provided in Section 5.2 or Section 5.3 or (iii) upon the dissolution of the Trust;

(h) Borrow money from, or loan money to, any Shareholder, the Sponsor, or any other Person; provided that, for the avoidance of doubt, the Trust shall not be prohibited from entering into any Liquidity Management Solutions for which the Staking Condition has been satisfied;

(i) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance on or with respect to the Trust Estate, except for (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established and (ii) liens by the Trustee against the Trust property as security for any amounts owing to the Trustee hereunder;

(j) Commingle the Trust Estate with the assets of any other Person; provided that, for the avoidance of doubt, a portion of the Trust Estate may be held in the Settlement Balance from time to time in order to facilitate the creation and redemption of Shares;

(k) Permit rebates to be received by the Sponsor or any Affiliate of the Sponsor, or permit the Sponsor or any Affiliate of the Sponsor to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(l) Enter into any contract with the Sponsor or an Affiliate of the Sponsor (A) that, except for selling agreements for the sale of Shares, has a term of more than one year and that does not provide that it may be canceled by the Trust without penalty on one hundred twenty (120) days prior written notice or (B) for the provision of services, except at rates and terms at least as favorable as those that may be obtained from third parties in arm’s length negotiations;

(m) Enter into any exclusive brokerage contract;

(n) Take advantage of any variations in the market to improve the investments of Shareholders, including variations based on the value of AVAX or, to the extent that the Staking Condition has been satisfied pursuant to a particular form of Staking, the amount of Native Staking Consideration;

(o) Elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes;

(p) Subject to Section 1.5(c), but notwithstanding any other provision of this Trust Agreement, including Section 6.4(b), take any action that could cause the Trust to be treated other than as a grantor trust for U.S. federal income tax purposes; or

(q) Engage in any form of Staking, except to the extent the Staking Condition has been satisfied with respect thereto.

SECTION 6.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Shareholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the AVAX transferred, or the purchase price otherwise paid, by a Shareholder for its Shares, it being expressly agreed that any such return made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegate selected by the Sponsor with reasonable care.

SECTION 6.6 Fiduciary Duty.

(a) To the extent that, at law or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 6.5 herein. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor. To the fullest extent permitted by law, no Person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, the Shareholders or any other Person.

(b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Shareholder or any other Person, on the other hand; or (ii) whenever this Trust Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the purposes of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

(d) To the fullest extent permitted by law and notwithstanding any other provision of this Trust Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Trust Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person, or (b) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Trust Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

SECTION 6.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the United States Code by or against the Sponsor.

(b) Notwithstanding the provisions of Section 6.7(a) above, the Sponsor, any Authorized Participant and any other Person acting as a broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 6.7.

(e) The term “Sponsor” as used only in this Section 6.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust affairs, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 6.8 Expenses and Limitations Thereon.

(a) Sponsor’s Fee.

(i) The Trust shall pay to the Sponsor a fee (the “Sponsor’s Fee”), payable in AVAX (except as provided in Section 6.8(a)(iv)), which shall accrue daily in U.S. Dollars at an annual rate of 2.5% of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a Business Day, the calculation shall be based on the NAV Fee Basis Amount from the most recent Business Day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent Business Day and for each day after such most recent Business Day and prior to the relevant calculation date. The amount of AVAX payable in respect of each daily U.S. Dollar accrual shall be determined by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable to the Sponsor daily in arrears.

(ii) Except as provided in Section 6.8(a)(iv), cause the Trust to pay the Sponsor’s Fee, the Sponsor shall instruct the Custodian to withdraw from the AVAX Account the number of AVAX equal to the accrued but unpaid Sponsor’s Fee and transfer such AVAX to the account designated by the Sponsor at such times as the Sponsor determines in its absolute discretion.

(iii) After the payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert the AVAX it receives into U.S. Dollars. The Shareholders acknowledge that the rate at which the Sponsor converts such AVAX to U.S. Dollars may differ from the rate at which the Sponsor’s Fee was initially converted into AVAX. The Trust shall not be responsible for any fees and expenses incurred by the Sponsor to convert AVAX received in payment of the Sponsor’s Fee into U.S. Dollars.

(iv) If the Trust holds any Incidental Rights and/or IR Virtual Currency at any time, the Trust may pay the Sponsor’s Fee, in whole or in part, with such Incidental Rights and/or IR Virtual Currency by transferring such Incidental Rights and/or IR Virtual Currency to the Sponsor; provided that the Trust shall use Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee only if such transfer does not otherwise conflict with the terms of this Trust Agreement. In the case of Incidental Rights or IR Virtual Currency, such Incidental Rights or IR Virtual Currency shall be transferred at a value to be determined in good faith by the Sponsor. If the Trust pays the Sponsor’s Fee in Incidental Rights and/or IR Virtual Currency, in whole or in part, the amount of AVAX that would otherwise have been used to satisfy such payment shall be correspondingly reduced.

(v) The Sponsor may, from time to time, temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion.

(vi) As partial consideration for receipt of the Sponsor’s Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the Marketing Fee, (ii) the Administrator Fee, (iii) the Custodian Fee, (iv) the Transfer Agent fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given Fiscal Year, (vii) ordinary course legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as Additional Trust Expenses as set forth in Section 6.8(b) shall be deemed to be Additional Trust Expenses and not a Sponsor-paid Expense.

(vii) In addition to the Sponsor’s Fee, and as partial consideration for the Sponsor’s facilitation of Staking, but only if (and, then, only to the extent that) the Staking Condition has been satisfied with respect thereto, the Sponsor shall be entitled to receive a fee (the “Sponsor’s Staking Fee”), payable in AVAX, which shall accrue daily in U.S. Dollars in an amount calculated as a per annum percentage of any Staking Consideration received by the Trust, as may be directed by the Sponsor in its sole discretion and disclosed in the Trust’s filings with the SEC from time to time. The Sponsor’s Staking Fee is payable to the Sponsor daily in arrears.

(viii) The Sponsor may, from time to time, temporarily waive all or a portion of the Sponsor’s Staking Fee in its sole discretion.

(b) Additional Trust Expenses.

(i) The Trust shall pay any expenses incurred by the Trust in addition to the Sponsor’s Fee and the Sponsor’s Staking Fee that are not Sponsor-paid Expenses, including, but not limited to, (i) taxes and governmental charges, (ii) expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including in connection with any Incidental Rights or any IR Virtual Currency), (iii) any indemnification of the Custodian, Administrator or other agents, service providers or counterparties of the Trust, (iv) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given Fiscal Year and (v) extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).

(ii) To cause the Trust to pay the Additional Trust Expenses, if any, the Sponsor or its delegates (i) shall instruct the Custodian to withdraw AVAX from the AVAX Account in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such AVAX into U.S. Dollars or other fiat currencies at the Actual Exchange Rate or (y) cause the Trust (or its delegate) to deliver such AVAX in kind in satisfaction of such Additional Trust Expenses.

(iii) If the Trust holds any Incidental Rights and/or IR Virtual Currency at any time, the Trust may pay any Additional Trust Expenses, in whole or in part, with such Incidental Rights and/or IR Virtual Currency by entering into an agreement with the relevant payee and transferring such Incidental Rights and/or IR Virtual Currency to that payee at a value to be determined in good faith by the Sponsor; provided that the Trust shall use Incidental Rights and/or IR Virtual Currency to pay Additional Trust Expenses only if such transfer does not otherwise conflict with the terms of this Trust Agreement. In the case of Incidental Rights or IR Virtual Currency, such Incidental Rights or IR Virtual Currency shall be transferred at a value to be determined in good faith by the Sponsor. If the Trust pays the Additional Trust Expenses in Incidental Rights and/or IR Virtual Currency, in whole or in part, the amount of AVAX that would otherwise have been used to satisfy such payment shall be correspondingly reduced.

(c) The Sponsor or any Affiliate of the Sponsor may be reimbursed only for the actual cost to the Sponsor or such Affiliate of any expenses that it advances on behalf of the Trust for payment of which the Trust is responsible. In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor (or an Affiliate of the Sponsor) of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

SECTION 6.9 Voluntary Withdrawal of the Sponsor. The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Shareholders and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, the Shareholders holding Shares equal to at least a majority (over 50%) of the Shares may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the affairs of the Trust. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

SECTION 6.10 Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

SECTION 6.11 Bankruptcy; Merger of the Sponsor.

(a) The Sponsor shall not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the fullest extent permitted by law, and on sixty (60) days’ prior written notice to the Shareholders of their right to vote thereon, if any such transaction is other than with an affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 6.9 or an Event of Withdrawal for purposes of Section 12.1(a)(iv).

ARTICLE VII

THE SHAREHOLDERS

SECTION 7.1 No Management or Control; Limited Liability; Exercise of Rights through an Authorized Participant. The Shareholders shall not participate in the management or control of the Trust nor shall they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 7.3 hereof, no Shareholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of its Percentage Interest of the Trust Estate. Except as provided in Section 7.3 hereof, each Share owned by a Shareholder shall be fully paid and no assessment shall be made against any Shareholder. No salary shall be paid to any Shareholder in its capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on its Percentage Interest of the Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each owner of such Shares shall be deemed to be a Shareholder and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement.

SECTION 7.2 Rights and Duties. The Shareholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Shareholders shall have the right to obtain from the Sponsor information on all things affecting the Trust, provided that such information is for a purpose reasonably related to the Shareholder’s interest as a beneficial owner of the Trust.

(b) The Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Shareholders’ transfer rights set forth in Article IV and the Shareholders’ redemption rights set forth in Article V hereof, Shareholders shall have the right to demand a redemption of their Shares only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor, as provided in Section 12.2. In no event shall a Shareholder be entitled to demand or receive property other than cash upon the dissolution and winding up of the Trust. No Shareholder shall have priority over any other Shareholder as to distributions. The Shareholder shall not have any right to bring an action for partition against the Trust.

(d) Shareholders holding Shares representing at least a majority (over 50%) of the Shares may vote to appoint a successor Sponsor as provided in Section 6.10 or to continue the Trust as provided in Section 12.1(a)(iv).

Except as set forth above, the Shareholders shall have no voting or other rights with respect to the Trust.

SECTION 7.3 Limitation of Liability.

(a) Except as provided in Section 6.7(f) hereof, and as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust in excess of its Percentage Interest of the Trust Estate, except in the case of a Shareholder that is an Authorized Participant, in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Authorized Participant Agreement. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption of such Shareholder’s Shares unless, under Delaware law, such Shareholder is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the Trust Estate, each

Shareholder against any claims of liability asserted against such Shareholder solely because it is a beneficial owner of one or more Shares as a Shareholder.

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital that the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 7.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.6 hereof.

SECTION 7.4 Derivative Actions. Subject to any other requirements of applicable law including Section 3816 of the Delaware Trust Statute, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This Section 7.4 shall not apply to any derivative claims brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

SECTION 7.5 Appointment of Agents.

(a) By the purchase and acceptance or other lawful delivery, acceptance or holding of the Shares, the Shareholders shall be deemed to agree that the Sponsor may cause the Trust to appoint an agent to act on their behalf in connection with any distribution of Incidental Rights and/or IR Virtual Currency if the Sponsor has determined in good faith that such appointment is reasonably necessary or in the best interests of the Trust and the Shareholders in order to facilitate the distribution of any Incidental Rights, and/or IR Virtual Currency. For the avoidance of doubt, the Sponsor may cause the Trust to appoint the Sponsor or any of its Affiliates to act in such capacity, subject to Section 6.2(a) of this Trust Agreement. Any Person appointed as agent of the Shareholders pursuant to this Section 7.5(a) (i) shall receive an in-kind distribution of Incidental Rights and/or IR Virtual Currency on behalf of the Shareholders of record with respect to such distribution and (ii) following receipt of any such distribution, shall determine, in such Person’s sole discretion and without any direction from the Trust or the Sponsor (in its capacity as Sponsor of the Trust), whether and when to sell the distributed Incidental Rights and/or IR Virtual Currency on behalf of the record date Shareholders.

(b) Any agent appointed pursuant to Section 7.5(a) shall not receive any compensation in connection with its role as agent. The foregoing notwithstanding, any such agent shall be entitled to receive from any distribution of Incidental Rights and/or IR Virtual Currency, Incidental Rights and/or IR Virtual Currency with an aggregate fair market value equal to the amount of administrative and other reasonable expenses incurred by such agent in connection with such in-kind distribution of Incidental Rights and/or IR Virtual Currency, including expenses incurred by such agent in connection with any post-distribution sale of such Incidental Rights and/or IR Virtual Currency.

SECTION 7.6 Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other Person holding a legal or beneficial interest in an entity that is a Shareholder, may engage in or possess an interest in business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the affairs of the Trust, shall not be deemed wrongful or improper.

SECTION 7.7 Authorization of Memorandum and Filings. Each Shareholder (or any permitted assignee thereof) hereby agrees that the Trust, the Sponsor (and with respect to Section 7.7(iii) hereof the Trustee) are authorized to (i) prepare and file registration statements with the SEC and take such action as is necessary from time to time to qualify the Shares for offering and sale under the federal securities laws of the United States, (ii) prepare and file any current or periodic reports that may be required under the Exchange Act, and (iii) execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in, or contemplated by, the Memorandum or any such registration statements or such reports on behalf of the Trust without any further act, approval or vote of the Shareholders, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

ARTICLE VIII

BOOKS OF ACCOUNT AND REPORTS

SECTION 8.1 Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust as are required by the applicable law and regulations and as are usually entered into books of account kept by trusts. The books of account shall be kept at the principal office of the Trust and each Shareholder (or any duly constituted designee of a Shareholder) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Shareholder’s interest as a beneficial owner of the Trust. Such books of account shall be kept, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article IX.

SECTION 8.2 Annual Updates, Quarterly Updates and Account Statements.

(a) If the Shares are not then listed, quoted or traded on any Secondary Market or registered under the Securities Act or the Exchange Act, the Sponsor shall furnish each Shareholder with an annual report of the Trust within one hundred and eighty (180) calendar days after the Trust’s fiscal year (or as soon as reasonably practicable thereafter) including, but not limited to, annual audited financial statements (including a statement of income and statement of financial condition), prepared in accordance with GAAP and accompanied by a report of the independent registered public accounting firm that audited such statements.

(b) If the Shares are then listed, quoted or traded on a Secondary Market or registered under the Securities Act or the Exchange Act, the Sponsor shall prepare and publish the Trust’s Annual Reports and Quarterly Reports as required by the rules and regulations of such Secondary Market or the SEC, as applicable.

SECTION 8.3 Tax Information. Appropriate tax information (adequate to enable each Shareholder to complete and file its U.S. federal tax return) shall be delivered to each Shareholder following the end of each Fiscal Year but, to the extent possible, no later than April 1. All such information shall be prepared, and all of the Trust’s tax returns shall be filed, in a manner consistent with the treatment of the Trust as a grantor trust. The Trust’s taxable year shall be the calendar year. The Trust shall comply with all U.S. federal withholding requirements respecting distributions to, or receipts of amounts on behalf of, Shareholders that the Trust reasonably believes are applicable under the Code. The consent of Shareholders shall not be required for such withholding.

Calculation of NAV. The Sponsor or its delegate shall calculate and publish the Trust’s NAV on each Business Day as of 4:00 p.m., New York time, or as soon as practicable thereafter. In order to calculate the NAV, the Sponsor shall:

1. Determine the Index Price as of such Business Day;

2. Multiply the Index Price by the Trust’s aggregate number of AVAX owned by the Trust as of 4:00 p.m., New York time, on the immediately preceding day, less the aggregate number of AVAX payable as (i) the accrued and unpaid Sponsor’s Fee and (ii) the accrued and unpaid Sponsor's Staking Fee, in each case as of 4:00 p.m., New York time, on the immediately preceding day;

3. Add the U.S. Dollar value of AVAX, calculated using the Index Price, receivable under pending Creation Orders, if any, determined by multiplying the number of the Creation Baskets represented by such Creation Orders by the Basket Amount and then multiplying such product by the Index Price;

4. Subtract the U.S. Dollar amount of accrued and unpaid Additional Trust Expenses, if any;

5. Subtract the U.S. Dollar value of the AVAX, calculated using the Index Price, which are either (i) to be distributed under pending Redemption Orders, if any, determined by multiplying the number of Redemption Baskets represented by such Redemption Orders by the Basket Amount and then multiplying such product by the Index Price, or (ii) to be distributed to Shareholders pursuant to a binding obligation of the Trust following the declaration of an in-kind dividend (including through interests in any liquidating trust or other vehicle formed to hold AVAX) (the amount derived from steps 1 through 5 above, the “NAV Fee Basis Amount”);

6. Subtract the U.S. Dollar amount of the Sponsor’s Fee that accrues for such Business Day, as calculated based on the NAV Fee Basis Amount for such Business Day; and

7. Subtract the U.S. Dollar amount of any AVAX payable as part of the Sponsor's Staking Fee that accrues for such Business Day.

Notwithstanding the foregoing, (i) in the event that the Sponsor determines that the methodology used to determine the Index Price is not an appropriate basis for valuation of the Trust’s AVAX, the Sponsor shall use an alternative methodology as set forth in the Trust’s Memorandum and (ii) in the event that the Trust holds any Incidental Rights and/or IR Virtual Currency, the Sponsor may, at its discretion, include the value of such Incidental Rights and/or IR Virtual Currency in the determination of the Trust’s NAV, provided that the Sponsor has determined in good faith a method for assigning an objective value to such Incidental Rights and/or IR Virtual Currency.

SECTION 8.4 Maintenance of Records. The Sponsor shall maintain for a period of at least six Fiscal Years (a) all books of account required by Section 8.1 hereof; (b) a list of the names and last known address of, and number of Shares owned by, all Shareholders; (c) a copy of the Certificate of Trust and all certificates of amendment thereto; (d) executed copies of any powers of attorney pursuant to which any certificate has been executed; (e) copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; (f) copies of any effective written Trust Agreements, Authorized Participant Agreements, including any amendments thereto; and (g) any financial statements of the Trust. The Sponsor may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided that the Sponsor shall use reasonable care to prevent the loss or destruction of such records. If there is a conflict between this Section 8.5 and the rules and regulations of any Secondary Market on which the Shares are listed, quoted or traded or, if applicable, the SEC with respect to the maintenance of records, the records shall be maintained pursuant to the rules and regulations of such Secondary Market or the SEC.

ARTICLE IX

FISCAL YEAR

SECTION 9.1 Fiscal Year. The fiscal year of the Trust for financial accounting purposes (the “Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The Fiscal Year in which the Trust shall terminate shall end on the date of such termination.

ARTICLE X

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 10.1 Amendments to the Trust Agreement.

(a) Amendment Generally.

(i) Except as otherwise specifically provided in this Section 10.1, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, an agreement supplemental hereto, or an amended and restated declaration of trust and trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by the Sponsor in its sole discretion; provided that unless, (x) pursuant to a final “determination” within the meaning of Section 1313(a) of the Code, it shall have been established that the Trust is other than a grantor trust for U.S. federal income tax purposes, (y) (A) the proposed amendment should not cause the Trust to be treated as other than a grantor trust for U.S. federal income tax purposes and (B) the Sponsor shall have received a written opinion of a Tax Advisor to that effect or (z) the proposed amendment is necessary or desirable, as determined by the Sponsor in its reasonable discretion, to conform to any Tax Guidance setting forth, or relating to, the conditions under which a trust may engage in one or more forms of Staking while continuing to be classified as a grantor trust for U.S. federal income tax purposes, the Sponsor shall not be permitted to make any such restatement, amendment, or otherwise supplement this Trust Agreement, if such restatement, amendment or supplement could permit the Sponsor, the Trustee or any other Person to vary the investment of the Shareholders (within the meaning of Treasury Regulations Section 301.7701-4(c)) or could otherwise adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes.

(ii) To the extent that a restatement, amendment or supplement to this Trust Agreement materially adversely affects the interests of the Shareholders as determined by the Sponsor in its sole discretion, such restatement, amendment or supplement shall not be effective any earlier than twenty (20) calendar days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such restatement, amendment or supplement of this Trust Agreement. Notice pursuant to this Section 10.1(a)(ii) may be given by the Sponsor to the Shareholder by email or other electronic transmission and shall be deemed given upon receipt without requirement of confirmation.

(iii) In lieu of restating, amending or supplementing this Trust Agreement pursuant to Section 10.1(a)(ii), the Sponsor may, in its sole discretion, condition any restatement, amendment and/or supplement to this Trust Agreement upon the approval of Shareholders holding Shares equal to at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates). In the Sponsor’s sole discretion, the Sponsor may, but is not obligated to, provide that a Shareholder shall be deemed to approve to a restatement, amendment or supplement of this Trust Agreement pursuant to this Section 10.1(a)(iii) if the Sponsor has notified such Shareholder in writing of the proposed restatement, amendment or supplement and the Shareholder has not, within twenty (20) calendar days of such notice, notified the Sponsor in writing that the Shareholder objects to such modification or amendment. Notice pursuant to this Section 10.1(a)(iii) may be given by the Sponsor to the Shareholder by email or other electronic transmission and shall be deemed given upon receipt without requirement of confirmation.

(b) Without limitation of the foregoing, the Sponsor may, without the approval of the Shareholders, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Trust’s status as a grantor trust will be respected for U.S. federal income tax purposes.

(c) No amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing. No amendment shall be made to this Trust Agreement without the consent of the Trustee if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities. The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor.

(e) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section 10.1.

SECTION 10.2 Meetings of the Trust. Meetings of the Shareholders may be called by the Sponsor in its sole discretion. The Sponsor shall furnish written notice to all Shareholders thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than ten (10) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

SECTION 10.3 Action Without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 13.6. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 13.6 and actually received by the Trust within twenty (20) days after the notice of solicitation is sent. The Covered Persons dealing with the Trust shall be entitled to act in reliance on any vote or consent that is deemed cast or granted pursuant to this Section 10.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of any communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 13.6.

ARTICLE XI

TERM

SECTION 11.1 Term. The term for which the Trust is to exist shall be perpetual, unless terminated pursuant to the provisions of Article XII hereof or as otherwise provided by law.

ARTICLE XII

TERMINATION

SECTION 12.1 Events Requiring Dissolution of the Trust.

(a) The Trust shall dissolve at any time upon the happening of any of the following events:

(i) a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its AVAX or seizes, impounds or otherwise restricts access to the Trust Estate;

(ii) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Index Price;

(iii) any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert AVAX to U.S. Dollars; or

(iv) a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each of the foregoing events an “Event of Withdrawal”) has occurred unless (A) at the time there is at least one remaining Sponsor or (B) within ninety (90) days of such Event of Withdrawal Shareholders holding at least a majority (over 50%) of the Shares agree in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor Sponsors.

(b) The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

(i) the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

(ii) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

(iii) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;

(iv) the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;

(v) the Trust becomes insolvent or bankrupt;

(vi) the Custodian resigns or is removed without replacement;

(vii) all of the Trust’s AVAX are sold;

(viii) the Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the affairs of the Trust;

(ix) the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code;

(x) the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within one hundred and eighty (180) days; or

(xi) the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

(c) The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his or her estate, custodian or personal representative shall have no right to a redemption of such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and he or she directs the legal representative of his or her estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the Trust Estate and any right to an audit or examination of the books of account for the Trust, except for such rights as are set forth in Article VIII hereof relating to the books of account and reports of the Trust.

SECTION 12.2 Distributions on Dissolution. Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Shareholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Shareholders pro rata in accordance with their respective Percentage Interests of the Trust Estate.

SECTION 12.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 13.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, but subject to Section 1.5 and Section 1.6, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. Subject to Section 1.5 and Section 1.6, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 13.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act, if applicable, or other applicable U.S. federal or state laws or the rules and regulations of any Secondary Market, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 13.3 Counsel to the Trust. Counsel to the Trust may also be counsel to the Sponsor and its Affiliates. The Sponsor may execute on behalf of the Trust and the Shareholders any consent to the representation of the Trust that counsel may request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction (the “Rules”). The Shareholders acknowledge that the Trust has selected Davis Polk & Wardwell LLP as legal counsel to the Trust (“Trust Counsel”). Trust Counsel shall not represent any Shareholder in the absence of a clear and explicit agreement to such effect between the Shareholder and Trust Counsel (and that only to the extent specifically set forth in that agreement), and in the absence of any such agreement Trust Counsel shall owe no duties directly to a Shareholder. Each Shareholder agrees that, in the event any dispute or controversy arises between any Shareholder and the Trust, or between any Shareholder or the Trust, on the one hand, and the Sponsor (or an Affiliate thereof that Trust Counsel represents), on the other hand, that Trust Counsel may represent either the Trust or the Sponsor (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Shareholder hereby consents to such representation. Each Shareholder further acknowledges that, regardless of whether Trust Counsel has in the past represented any Shareholder with respect to other matters, Trust Counsel has not represented the interests of any Shareholder in the preparation and negotiation of this Trust Agreement.

SECTION 13.4 Merger and Consolidation. Subject to the provisions of Section 1.5 and Section 1.6, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for shares in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. For the avoidance of doubt, subject to the provisions of Section 1.5, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under (i), (ii) and (iii) above without any vote or other action of the Shareholders.

SECTION 13.5 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 13.6 Notices. All notices or communications under this Trust Agreement (other than notices of pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Shareholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by email, or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Notices of pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing. Any reports or notices by the Sponsor to the Shareholders which are given electronically shall be sent to the addresses set forth in the books and records of the Trust and shall be effective upon receipt without requirement of confirmation. Any notice to be given to owners of beneficial interests in the Shares shall be duly given if mailed or delivered to participants of The Depository Trust Company for delivery to such owners.

All notices that are required to be provided to the Trustee shall be sent to:

CSC Delaware Trust Company

Attention: Corporate Trust Administration

251 Little Falls Drive

Wilmington, DE 19808

All notices that the Trustee is required to provide shall be sent to:

if to the Trust, at

Grayscale Avalanche Trust (AVAX)

290 Harbor Drive, 4th Floor

Stamford, CT 06902

Attention: Grayscale Investments Sponsors, LLC

if to the Sponsor, at

Grayscale Investments Sponsors, LLC

290 Harbor Drive, 4th Floor

Stamford, CT 06902

Attention: Edward McGee

SECTION 13.7 Counterparts; Electronic Signatures. This Trust Agreement may be executed in one or more counterparts (including those by facsimile or other electronic means), all of which shall constitute one and the same instrument binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. This Trust Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 13.8 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust and the Sponsor, in determining such rights, shall rely on such records and that Shareholders and their assignees shall be bound by such determination.

SECTION 13.9 No Legal Title to Trust Estate. Subject to the provisions of Section 1.7 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 13.10 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 13.11 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 13.12 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Grayscale Investments Sponsors, LLC.

SECTION 13.13 Alternative Procedures for Creation and Redemption. Notwithstanding Sections 3.1, 3.3, 6.4(a) and 6.4(b), the Trust may, and the Sponsor shall have the power to cause the Trust to, create and issue Baskets in exchange for the receipt of cash from an Authorized Participant, but only if such creation and issuance is made in compliance with all of the following requirements:

(i) On the date and by no later than the specified time established for the settlement of such creation and issuance, which date and time shall be fixed, under procedures to be adopted by the Sponsor, on the date a Cash Order for creation is placed and accepted, the Trust shall have received and be simultaneously in possession of (A) from the applicable Liquidity Provider, AVAX in an amount equal to the Total Basket Amount in respect of such Cash Order (the “Required Creation AVAX”) and (B) from such Authorized Participant, cash in an amount at least equal to the full purchase price to be paid by the Trust to such Liquidity Provider in exchange for the Required Creation AVAX (such purchase price, the “Required Creation Cash,” and such receipt and simultaneous possession of the Required Creation AVAX and the Required Creation Cash at or prior to such specified time, the “Creation Settlement Condition”); provided, that such cash shall be held by the Trust in a non-interest bearing account established solely for the purpose of creating, issuing and redeeming Shares in accordance with the terms of this Section 13.13;

(ii) If the Creation Settlement Condition is met with respect to such Cash Order, the Sponsor shall cause the Trust to deliver, promptly and in full satisfaction of the Trust’s obligations to the applicable Liquidity Provider and such Authorized Participant in respect of such Cash Order, (A) to the applicable Liquidity Provider, the Required Creation Cash, and (B) to such Authorized

Participant, (x) the Shares comprising the Creation Baskets to be issued pursuant to such Cash Order and (y) to the extent that the amount of cash previously received by the Trust from such Authorized Participant in connection with such Cash Order exceeded the Required Creation Cash, the amount of such excess cash;

(iii) If, for any or no reason, the Creation Settlement Condition is not met with respect to such Cash Order, the Sponsor shall cause the Trust to return, promptly and in full satisfaction of the Trust’s obligations to the applicable Liquidity Provider and Authorized Participant in respect of such Cash Order, any and all cash and AVAX previously received by the Trust in connection with such Cash Order to such Authorized Participant (in the case of cash) or Liquidity Provider (in the case of AVAX); and

(iv) The Sponsor, such Authorized Participant and the applicable Liquidity Provider shall have agreed, as a condition to the participation in the consummation of such Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate arising from or in connection with, such Cash Order and (B) to fully indemnify and hold the Trust harmless against any failure by such person to perform its obligations in respect of such Cash Order.

(b) Notwithstanding Section 5.2, during any time at which the Sponsor has authorized a redemption program, the Trust may, and the Sponsor shall have the power to cause the Trust to, redeem Baskets in exchange for the delivery of cash to an Authorized Participant, but only if such redemption is made in compliance with all of the following requirements:

(i) On the date and by no later than the specified time established for the settlement of such redemption, which date and time shall be fixed, under procedures to be adopted by the Sponsor, on the date a Cash Order for redemption is placed and accepted, the Trust shall have received and be simultaneously in possession of (A) from the applicable Liquidity Provider, cash proceeds from the sale of AVAX in an amount equal to the Total Basket Amount in respect of such Cash Order (the “Required Redemption Cash”), provided, that such cash shall be held by the Trust in a non-interest bearing account established solely for the purpose of creating, issuing and redeeming Shares in accordance with the terms of this Section 13.13, and (B) from such Authorized Participant, the Shares comprising the Baskets to be redeemed pursuant to such Cash Order (such Shares, the “Required Redemption Shares,” and such receipt and simultaneous possession of the Required Redemption Cash and the Required Redemption Shares at or prior to such specified time, the “Redemption Settlement Condition”);

(ii) If the Redemption Settlement Condition is met with respect to such Cash Order, the Sponsor shall cause the Trust to deliver, promptly and in full satisfaction of the Trust’s obligations to the applicable Liquidity Provider and such Authorized Participant in respect of such Cash Order, (A) to the applicable Liquidity Provider, AVAX in an amount equal to the Total Basket Amount in respect of such Cash Order, and (B) to such Authorized Participant, the Required Redemption Cash;

(iii) If, for any or no reason, the Redemption Settlement Condition is not met with respect to such Cash Order, the Sponsor shall cause the Trust to return, promptly and in full satisfaction of the Trust’s obligations to the applicable Liquidity Provider and Authorized Participant in respect of such Cash Order, any and all cash and Shares previously received by the Trust in connection with such Cash Order to such Authorized Participant (in the case of Shares) or Liquidity Provider (in the case of cash); and

(iv) The Sponsor, such Authorized Participant and the applicable Liquidity Provider shall have agreed, as a condition to the participation in the consummation of such Cash Order, (A) to fully (and without exception) exculpate the Trust with respect to, and to irrevocably waive any and all claims against the Trust or the Trust Estate arising from or in connection with, such Cash Order and (B) to fully indemnify and hold the Trust harmless against any failure by such person to perform its obligations in respect of such Cash Order.

(c) The Sponsor from time to time may, but shall have no obligation to, modify or supplement the requirements set forth in Section 13.13(a) and Section 13.13(b), but only if the Sponsor, with advice of counsel, has determined that creating or redeeming Shares (as the case may be) pursuant to such modified or supplemented requirements should not cause the Trust to be treated other than as a grantor trust for U.S. federal income tax purposes.

(d) By the purchase and acceptance or other lawful delivery, acceptance or holding of the Shares, the Shareholders shall be deemed to have acknowledged and agreed that any action taken in the manner contemplated by this Section 13.13 shall be permitted under Section 1.5 and Section 6.4(p). For the avoidance of doubt, the definitions of any defined terms used in this Trust Agreement shall be deemed modified or supplemented to the extent necessary for the Sponsor and the Trust to effectuate any action taken in the manner contemplated by this Section 13.13; provided, however, that neither the Required Creation Cash nor the Required Redemption Cash shall be considered to be part of the Trust Estate.

SECTION 13.14 Corporate Transparency Act.

The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network. It shall be Sponsor’s duty, and not the Trustee’s duty, to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

CSC DELAWARE TRUST COMPANY,

as Trustee

By: ____/s/ James Grier_______________

Name: James Grier

Title: Vice President

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor

By: ____/s/ Craig Salm_________________

Name: Craig Salm

Title: Chief Legal Officer

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